Schedule A

2,000 shares @ 54.37

10,000 shares @ 54.38

1,500 shares @ 54.39

4,000 shares @ 54.40

500 shares @ 54.41

500 shares @ 54.42

2,000 shares @ 54.43

2,000 shares @ 54.45

5,500 shares @ 54.35

5,000 shares @ 54.30

14,000 shares @ 54.28

5,000 shares @ 54.29